Exhibit 23


INDEPENDENT AUDITORS' CONSENT


Secom General Corporation:

We consent to the incorporation by reference in Registration Statements
No. 33-45177 and 33-43557 of Secom General Corporation on Form S-8 of our report dated December 27, 1995, appearing in this Annual Report on Form 10-K of Secom General Corporation for the year ended September 30, 1995.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Detroit, Michigan
December 27, 1995